Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2021 Third Quarter Results
Third Quarter Recurring Revenue Increases 9% Year-Over-Year; Drives 30% Growth in Earnings Per Share
Charleston, S.C. (November 3, 2021) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2021.
"Third quarter results reflected a fantastic quarter of execution for Blackbaud, exceeding our expectations on a much-improved market backdrop," said Mike Gianoni, president and CEO, Blackbaud. "We achieved near double-digit recurring revenue growth, a roughly ten-point improvement on the Rule of 40 year-over-year, and we're on pace to potentially have one of our best years in the company's history in terms of free cash flow generation. I firmly believe our market and our company is in the midst of an inflection point as the shift to a digital-first world continues to accelerate. Our vision for the SKY platform is becoming a reality, and we're fueling future growth opportunities through additional investment in innovation, customer success, security, cloud infrastructure and a higher velocity go-to-market motion. We are raising our financial outlook for full-year 2021 revenue, profitability and free cash flow, and we expect to see further acceleration in our full-year recurring revenue growth rate into 2022."
Third Quarter 2021 Results Compared to Third Quarter 2020 Results:
•Total GAAP revenue was $231.2 million, up 7.5%, with $218.5 million in GAAP recurring revenue, up 9.2%.
•Non-GAAP organic recurring revenue increased 9.2%.
•GAAP income from operations was $11.8 million, with GAAP operating margin of 5.1%, an increase of 40 basis points.
•Non-GAAP income from operations was $50.5 million, with non-GAAP operating margin of 21.8%, a decrease of 60 basis points.
•GAAP net income was $6.2 million, with GAAP diluted earnings per share of $0.13, up $0.03 per share.
•Non-GAAP net income was $37.9 million, with non-GAAP diluted earnings per share of $0.78, up $0.05 per share.
•Non-GAAP adjusted EBITDA was $62.4 million, up $3.0 million, with non-GAAP adjusted EBITDA margin of 27.0%.
•GAAP net cash provided by operating activities was $69.9 million, a decrease of $1.8 million.
•Non-GAAP free cash flow was $57.9 million, an increase of $16.5 million.
"We expected an acceleration of revenue performance in the second half of 2021, and Q3 not only delivered, but exceeded that expectation, serving as a proof point for what's achievable as we progress against the growth and margin initiatives laid out at our investor session earlier this year," said Tony Boor, executive vice president and CFO, Blackbaud. "With three quarters behind us, and a particularly strong third quarter, we have high confidence in our ability to exceed the $920 million high end of our upside revenue scenario for 2021. This may even prove to be conservative depending on our fourth quarter transactional revenue performance. We expect to achieve an adjusted EBITDA margin of at least 26% for full year 2021, inclusive of heightened investments planned for the fourth quarter, and our strong performance year-to-date combined with our outlook for Q4 suggests we should generate at least $150 million in free cash flow. As we finalize our plans for next year, it is clear the return to at least mid-single digit revenue growth is likely to happen faster than we expected, and we are focused on fueling future growth through additional investments."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•During the third quarter, Blackbaud repurchased 583,280 shares of its common stock at a total cost of $40.3 million, leaving approximately $111 million remaining under existing share repurchase authorization of $250 million.
•For the 22nd year, Blackbaud rallied tens of thousands of social good professionals at bbcon 2021 Virtual, the company’s annual tech conference for a better world. Blackbaud announced high-impact product enhancements and provided hundreds of hours of free, best-practice content and inspiration.
•Blackbaud was featured in Microsoft’s #BuildFor2030 campaign as a company accelerating nonprofits’ missions and impact.
•In October, Blackbaud hosted its semi-annual Product Update Briefings, sharing details on innovation, new features and product roadmaps.
•The company shared details on its remote-first workforce approach, which enables Blackbaud to focus on hiring talent and growing careers, regardless of location.
•Blackbaud was named a finalist in the U.S. Chamber of Commerce Foundation’s Citizens Awards—a long-standing program that honors businesses for the impact they make in communities around the world.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Conference Call Details
What:    Blackbaud's 2021 Third Quarter Conference Call
When:    November 4, 2021
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for four decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software development costs; acquisition-related deferred revenue write-down; stock-based compensation; acquisition-related integration costs; acquisition-related expenses; employee severance; restructuring and other real estate activities; and costs, net of insurance, related to the previously disclosed security incident discovered in May 2020 (the "Security Incident").

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$27,591	$35,750
Restricted cash	216,122	609,219
Accounts receivable, net of allowance of $10,847 and $10,292 at September 30, 2021 and December 31, 2020, respectively	105,873	95,404
Customer funds receivable	6,076	321
Prepaid expenses and other current assets	102,319	78,366
Total current assets	457,981	819,060
Property and equipment, net	103,346	105,177
Operating lease right-of-use assets	19,652	22,671
Software development costs, net	118,860	111,827
Goodwill	635,912	635,854
Intangible assets, net	249,494	277,506
Other assets	69,699	72,639
Total assets	$1,654,944	$2,044,734
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$38,388	$27,836
Accrued expenses and other current liabilities	58,579	52,228
Due to customers	220,785	608,264
Debt, current portion	12,948	12,840
Deferred revenue, current portion	329,426	312,236
Total current liabilities	660,126	1,013,404
Debt, net of current portion	514,418	518,193
Deferred tax liability	56,144	54,086
Deferred revenue, net of current portion	4,528	4,678
Operating lease liabilities, net of current portion	13,470	17,357
Other liabilities	9,421	10,866
Total liabilities	1,258,107	1,618,584
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 62,353,643 and 60,904,638 shares issued at September 30, 2021 and December 31, 2020, respectively	62	61
Additional paid-in capital	634,406	544,963
Treasury stock, at cost; 14,039,117 and 12,054,268 shares at September 30, 2021 and December 31, 2020, respectively	(490,456)	(353,091)
Accumulated other comprehensive income (loss)	3,319	(2,497)
Retained earnings	249,506	236,714
Total stockholders’ equity	396,837	426,150
Total liabilities and stockholders’ equity	$1,654,944	$2,044,734

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Recurring	$218,530	$200,102	$642,266	$621,229
One-time services and other	12,688	14,899	37,583	49,384
Total revenue	231,218	215,001	679,849	670,613
Cost of revenue
Cost of recurring	95,823	84,251	279,123	265,172
Cost of one-time services and other	11,858	14,434	40,013	43,317
Total cost of revenue	107,681	98,685	319,136	308,489
Gross profit	123,537	116,316	360,713	362,124
Operating expenses
Sales, marketing and customer success	44,703	48,460	138,948	159,149
Research and development	31,566	22,783	90,967	72,655
General and administrative	34,733	34,132	97,328	89,829
Amortization	558	749	1,674	2,219
Restructuring	131	105	263	179
Total operating expenses	111,691	106,229	329,180	324,031
Income from operations	11,846	10,087	31,533	38,093
Interest expense	(4,003)	(3,997)	(14,171)	(12,049)
Other income, net	862	542	339	2,242
Income before provision for income taxes	8,705	6,632	17,701	28,286
Income tax provision	2,517	1,756	4,946	6,948
Net income	$6,188	$4,876	$12,755	$21,338
Earnings per share
Basic	$0.13	$0.10	$0.27	$0.44
Diluted	$0.13	$0.10	$0.26	$0.44
Common shares and equivalents outstanding
Basic weighted average shares	47,542,746	48,271,139	47,554,746	48,182,799
Diluted weighted average shares	48,274,072	48,859,707	48,259,956	48,582,068
Other comprehensive (loss) income
Foreign currency translation adjustment	(3,234)	4,661	1,060	(1,954)
Unrealized gain (loss) on derivative instruments, net of tax	262	943	4,756	(1,628)
Total other comprehensive (loss) income	(2,972)	5,604	5,816	(3,582)
Comprehensive income	$3,216	$10,480	$18,571	$17,756

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2021	2020
Cash flows from operating activities
Net income	$12,755	$21,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,484	68,755
Provision for credit losses and sales returns	7,992	10,156
Stock-based compensation expense	89,480	54,556
Deferred taxes	400	1,879
Amortization of deferred financing costs and discount	1,234	569
Other non-cash adjustments	(527)	2,203
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(18,779)	(18,319)
Prepaid expenses and other assets	(14,169)	4,292
Trade accounts payable	10,728	(17,203)
Accrued expenses and other liabilities	2,790	(31,595)
Deferred revenue	17,400	12,534
Net cash provided by operating activities	169,788	109,165
Cash flows from investing activities
Purchase of property and equipment	(8,332)	(25,836)
Capitalized software development costs	(29,661)	(32,028)
Net cash used in investing activities	(37,993)	(57,864)
Cash flows from financing activities
Proceeds from issuance of debt	128,300	267,400
Payments on debt	(131,272)	(290,999)
Debt issuance costs	—	(593)
Employee taxes paid for withheld shares upon equity award settlement	(39,012)	(21,286)
Proceeds from exercise of stock options	—	4
Change in due to customers	(386,973)	(337,821)
Change in customer funds receivable	(5,838)	(4,495)
Purchase of treasury stock	(98,353)	—
Dividend payments to stockholders	—	(5,960)
Net cash used in financing activities	(533,148)	(393,750)
Effect of exchange rate on cash, cash equivalents and restricted cash	97	(623)
Net decrease in cash, cash equivalents and restricted cash	(401,256)	(343,072)
Cash, cash equivalents and restricted cash, beginning of period	644,969	577,295
Cash, cash equivalents and restricted cash, end of period	$243,713	$234,223
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$27,591	$35,750
Restricted cash	216,122	609,219
Total cash, cash equivalents and restricted cash in the statement of cash flows	$243,713	$644,969

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP Revenue	$231,218	$215,001	$679,849	$670,613

GAAP gross profit	$123,537	$116,316	$360,713	$362,124
GAAP gross margin	53.4%	54.1%	53.1%	54.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	4,263	3,688	14,858	7,123
Add: Amortization of intangibles from business combinations	8,595	9,219	26,603	29,835
Add: Employee severance	14	—	29	813
Subtotal	12,872	12,907	41,490	37,771
Non-GAAP gross profit	$136,409	$129,223	$402,203	$399,895
Non-GAAP gross margin	59.0%	60.1%	59.2%	59.6%

GAAP income from operations	$11,846	$10,087	$31,533	$38,093
GAAP operating margin	5.1%	4.7%	4.6%	5.7%
Non-GAAP adjustments:
Add: Stock-based compensation expense	28,926	20,843	89,480	54,556
Add: Amortization of intangibles from business combinations	9,153	9,968	28,277	32,054
Add: Employee severance	68	232	1,510	4,593
Add: Acquisition-related integration costs	(17)	(15)	(115)	(118)
Add: Acquisition-related expenses	67	64	196	288
Add: Restructuring and other real estate activities	(420)	6,943	(413)	7,017
Add: Security Incident-related costs, net of insurance(1)	851	—	1,321	—
Subtotal	38,628	38,035	120,256	98,390
Non-GAAP income from operations	$50,474	$48,122	$151,789	$136,483
Non-GAAP operating margin	21.8%	22.4%	22.3%	20.4%

GAAP income before provision for income taxes	$8,705	$6,632	$17,701	$28,286
GAAP net income	$6,188	$4,876	$12,755	$21,338

Shares used in computing GAAP diluted earnings per share	48,274,072	48,859,707	48,259,956	48,582,068
GAAP diluted earnings per share	$0.13	$0.10	$0.26	$0.44

Non-GAAP adjustments:
Add: GAAP income tax provision	2,517	1,756	4,946	6,948
Add: Total non-GAAP adjustments affecting income from operations	38,628	38,035	120,256	98,390
Non-GAAP income before provision for income taxes	47,333	44,667	137,957	126,676
Assumed non-GAAP income tax provision(2)	9,467	8,933	27,592	25,335
Non-GAAP net income	$37,866	$35,734	$110,365	$101,341

Shares used in computing non-GAAP diluted earnings per share	48,274,072	48,859,707	48,259,956	48,582,068
Non-GAAP diluted earnings per share	$0.78	$0.73	$2.29	$2.09
(1)Includes Security Incident-related costs incurred during the three and nine months ended September 30, 2021 of $11.4 million and $35.9 million, respectively, net of probable insurance recoveries during the same periods of $10.6 million and $34.5 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.
(2)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP revenue	$231,218	$215,001	$679,849	$670,613
GAAP revenue growth	7.5%		1.4%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic revenue(2)	$231,218	$215,001	$679,849	$670,613
Non-GAAP organic revenue growth	7.5%		1.4%

Non-GAAP organic revenue(2)	$231,218	$215,001	$679,849	$670,613
Foreign currency impact on non-GAAP organic revenue(3)	(2,049)	—	(8,392)	—
Non-GAAP organic revenue on constant currency basis(3)	$229,169	$215,001	$671,457	$670,613
Non-GAAP organic revenue growth on constant currency basis	6.6%		0.1%

GAAP recurring revenue	$218,530	$200,102	$642,266	$621,229
GAAP recurring revenue growth	9.2%		3.4%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic recurring revenue	$218,530	$200,102	$642,266	$621,229
Non-GAAP organic recurring revenue growth	9.2%		3.4%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP net income	$6,188	$4,876	$12,755	$21,338
Non-GAAP adjustments:
Add: Interest, net	3,921	3,230	13,860	10,650
Add: GAAP income tax provision	2,517	1,756	4,946	6,948
Add: Depreciation	3,135	3,722	9,486	10,858
Add: Amortization of intangibles from business combinations	9,153	9,968	28,277	32,054
Add: Amortization of software development costs(1)	7,986	7,789	24,068	24,828
Subtotal	26,712	26,465	80,637	85,338
Non-GAAP EBITDA	$32,900	$31,341	$93,392	$106,676
Non-GAAP EBITDA margin	14.2%		13.7%

Non-GAAP adjustments:
Add: Stock-based compensation expense	28,926	20,843	89,480	54,556
Add: Employee severance	68	232	1,510	4,593
Add: Acquisition-related integration costs	(17)	(15)	(115)	(118)
Add: Acquisition-related expenses	67	64	196	288
Add: Restructuring and other real estate activities	(420)	6,943	(413)	7,017
Add: Security Incident-related costs, net of insurance(2)	851	—	1,321	—
Subtotal	29,475	28,067	91,979	66,336
Non-GAAP Adjusted EBITDA	$62,375	$59,408	$185,371	$173,012
Non-GAAP Adjusted EBITDA margin	27.0%		27.3%

Rule of 40(3)	34.5%		28.7%
(1)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(2)Includes Security Incident-related costs incurred, net of probable insurance recoveries. See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.

(dollars in thousands)	Nine months ended September 30,
	2021	2020
GAAP net cash provided by operating activities	$169,788	$109,165
Less: purchase of property and equipment	(8,332)	(25,836)
Less: capitalized software development costs	(29,661)	(32,028)
Non-GAAP free cash flow	$131,795	$51,301